Exhibit 99.1

Atlantic Coast Financial Corporation Sets 2011 Annual Meeting Date

JACKSONVILLE, Fla.--(BUSINESS WIRE)--February 18, 2011--Atlantic Coast Financial Corporation (temporary NASDAQ symbol: ACFCD), the holding company for Atlantic Coast Bank, today announced that it will hold its 2011 Annual Meeting of Stockholders at 10:00 a.m. EDT on May 13, 2011, at the Jacksonville Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida. The record date for the meeting is March 18, 2011.

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. Atlantic Coast Bank is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation at www.AtlanticCoastBank.net, under Investor Information.

CONTACT:
Atlantic Coast Financial Corporation
Thomas B. Wagers, Sr., 904-565-8570
Chief Financial Officer